Exhibit 5.1

King & Spalding LLP 1l80 Peachtree Street N.E. Atlanta, Georgia 30309-3521

May 8, 2015

Aaron’s, Inc.

309 E. Paces Ferry Road, N.E.

Atlanta, Georgia 30305

Re: Aaron’s, Inc. – Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Aaron’s, Inc., a Georgia corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.50 per share, to be issued pursuant to, or upon the exercise of options, stock appreciation rights or other stock-based awards granted under, the Aaron’s, Inc. 2015 Equity and Incentive Plan (the “Plan”).

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

The opinions expressed herein are limited in all respects to the Georgia Business Corporation Code, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued pursuant to, or upon the exercise of options, stock appreciation rights or other stock-based awards granted under, the Plan, the Shares will be validly issued, fully paid and nonassessable.

Aaron’s, Inc.

May 8, 2015

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ King & Spalding LLP